CONFIRMING STATEMENT

This Statement confirms that the undersigned, Brad D. Smith,

has authorized and designated Michelle Basil, Jeanine Corr,

Laura Fennell or Jeannette Laidlaw to execute and file on

the undersigned's behalf all Forms ID, 3, 4 and 5

(including any amendment thereto) that the undersigned

may be required to file with the U.S. Securities and

Exchange Commission as a result of the undersigned's

ownership of or transactions in securities of Intuit Inc.

The authority of Michelle Basil, Jeanine Corr, Laura Fennell or Jeannette Laidlaw under this Statement shall continue

until the undersigned is no longer required to file Forms 3,

4 and 5 with regard to the undersigned's ownership of or

transactions in securities of Intuit Inc., unless earlier

revoked in writing.  The undersigned acknowledges that

Michelle Basil, Jeanine Corr, Laura Fennell or Jeannette

Laidlaw are not assuming any of the undersigned's

responsibilities to comply with Section 16 of the

Securities Exchange Act of 1934.

/s/ BRAD D. SMITH

Brad D. Smith

Dated: June 10, 2005